
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000786622
<NAME> KRUPP INSURED PLUS LTD PARTNERSHIP

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                       2,931,523
<SECURITIES>                                89,486,624<F1>
<RECEIVABLES>                                  983,130
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             3,160,028<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              96,561,305
<CURRENT-LIABILITIES>                           14,734
<BONDS>                                              0
<COMMON>                                    96,546,571<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                96,561,305
<SALES>                                              0
<TOTAL-REVENUES>                             7,688,593<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,005,774<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,682,819
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,682,819
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,682,819
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$59,837,946 and Mortgage-Backed Securities ("MBS") $29,648,678.
<F2>Includes the following prepaid acquistion fees and expenses of $2,461,883 net
of accumulated amoritzation of $3,658,625 and prepaid participation servicing fees of $698,145 net of accumulated amortization of $1,701,854.
<F3>Represents total equity of general partners and limited partners of
 $(142,979)
and $96,689,550.
<F4>Represents interest income on investments in mortgages and cash.
<F5>Includes $958,502 of amortization related to prepaid fees and expenses.
<F6>Net income allocated $170,485 to the General Partners and $5,512,334 to the
Limited Partners for the 12 months ended December 31, 1994. Average net income per unit of Limited Partners interest is $.73 on 7,500,099 units outstanding.

